Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FIRST QUARTER

2022 EARNINGS

•	First quarter net income of $122.3 million and earnings per share (diluted) of $1.33
•	Deposits increased $296.5 million or 1.0% (3.9% annualized) during the first quarter 2022
•	Allowance for credit losses on loans and on off-balance sheet credit exposure of $315.1 million
•	Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program and SBA Paycheck Protection Program loans, of 1.71%(1)
•	Nonperforming assets remain low at 0.08% of first quarter average interest-earning assets
•	Return (annualized) on first quarter average assets of 1.29%
•	Returns (annualized) on first quarter average common equity of 7.54% and average tangible common equity of 15.30%(1)
•	Prosperity Bancshares was ranked Number 6 in Forbes’ 2022 America’s Best Banks

HOUSTON, April 27, 2022. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $122.3 million for the quarter ended March 31, 2022 compared with $133.3 million for the same period in 2021. Net income per diluted common share was $1.33 for the quarter ended March 31, 2022, compared with $1.44 for the same period in 2021, and the annualized return on first quarter average assets was 1.29%. Nonperforming assets remain low at 0.08% of first quarter average interest-earning assets.

“Each year, Forbes assesses the 100 largest banks in the United States on growth, credit quality and earnings, as well as other factors, for its America’s Best Banks list.  Prosperity Bank has been ranked in the Top 10 since the list’s inception in 2010.  We have twice been ranked number 1, were ranked number 2 in 2021 and are ranked number 6 for 2022.  It is a testament to Prosperity’s performance, culture, vision and consistency and distinguishes us among most banks” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“I wish to congratulate and thank all our customers, associates and directors for helping us achieve this great honor,” added Zalman.

“On a year-over-year basis, excluding Warehouse Purchase Program and Paycheck Protection Program (“PPP”) loans, loans grew $409.3 million or 2.5% and deposits were up $2.3 billion or 8.0% for the same period. On a linked quarter basis, deposits increased $296.5 million or 3.9% annualized and loans were slightly down as we continue to see significant payoffs despite strong loan production,” continued Zalman.

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(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Companies and individuals continue to move to Texas and Oklahoma primarily because of lower tax rates and a favorable pro-business political environment.  The overall economy remains strong despite concerns around higher interest rates, inflation, supply chain issues and the war between Russia and Ukraine,” stated Zalman.

“Prosperity has a talented team, deep bench, strong earnings, a solid capital position and a fortress balance sheet.  We will continue working to help our customers and associates succeed and to build shareholder value,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2022

Net income was $122.3 million(2) for the three months ended March 31, 2022 compared with $133.3 million(3) for the same period in 2021. The change was primarily due to a decrease in loan interest income (including a decrease in PPP fees) and loan discount accretion of $11.1 million, partially offset by an increase in securities interest income and a decrease in interest expense. Net income per diluted common share was $1.33 for the three months ended March 31, 2022 compared with $1.44 for the same period in 2021. On a linked quarter basis, net income was $122.3 million(2) for the three months ended March 31, 2022 compared with $126.8 million(4) for the three months ended December 31, 2021. The change was primarily due to a decrease in loan interest income (including a decrease in PPP fees), partially offset by an increase in securities interest income. Net income per diluted common share was $1.33 for the three months ended March 31, 2022 compared with $1.38 for the three months ended December 31, 2021. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2022 were 1.29%, 7.54% and 15.30%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 43.68%(1) for the three months ended March 31, 2022.

Net interest income before provision for credit losses for the three months ended March 31, 2022 was $239.9 million compared with $254.6 million for the same period in 2021. The change was primarily due to a decrease in the average balance and average rate on loans and a decrease in loan discount accretion of $11.1 million, partially offset by an increase in the average investment securities balance and a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, net interest income before provision for credit losses was $239.9 million compared with $244.8 million for the three months ended December 31, 2021.

The net interest margin on a tax equivalent basis was 2.88% for the three months ended March 31, 2022 compared with 3.41% for the same period in 2021. The change was primarily due to lower average rates on loans, a decrease in loan discount accretion of $11.1 million and an increase in the average balance on investment securities, partially offset by a decrease in the average rate on interest-bearing liabilities. On a linked quarter basis, the net interest margin on a tax equivalent basis was 2.88% for the three months ended March 31, 2022 compared with 2.97% for the three months ended December 31, 2021. The change was primarily due to lower average rates on loans and higher cash balances due to excess liquidity, partially offset by higher average balance and rates on investment securities.

Noninterest income was $35.1 million for the three months ended March 31, 2022 compared with $34.0 million for the same period in 2021, an increase of $1.1 million or 3.3%. This change was primarily due to an increase in nonsufficient funds fees, an increase in other noninterest income and a net gain on the sale of assets, partially offset by a decrease in mortgage income. On a linked quarter basis, noninterest income was $35.1 million compared with $35.8 million for the three months ended December 31, 2021.

Noninterest expense was $119.9 million for the three months ended March 31, 2022 compared with $119.1 million for the same period in 2021 and $119.5 million for the three months ended December 31, 2021.

Balance Sheet Information

At March 31, 2022, Prosperity had $38.271 billion in total assets, an increase of $2.713 billion or 7.6% compared with $35.558 billion at March 31, 2021.

Loans at March 31, 2022 were $18.068 billion, a decrease of $1.571 billion or 8.0%, compared with $19.639 billion at March 31, 2021, primarily due to a decrease in PPP, Warehouse Purchase Program and commercial real estate loans, partially offset by an increase in 1-4 family residential loans. Linked quarter loans decreased $548.6 million or 2.9% from $18.616 billion at December 31, 2021, primarily due to Warehouse Purchase Program loans. At March 31, 2022, Prosperity had $86.3 million of PPP loans compared to $1.139 billion of PPP loans at March 31, 2021 and $169.9 million of PPP loans at December 31, 2021. Excluding Warehouse Purchase Program and PPP loans, loans at March 31, 2022 were $16.637 billion compared to $16.227 billion at March 31, 2021, an

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(2)	Includes purchase accounting adjustments of $4.1 million, net of tax, primarily comprised of loan discount accretion of $5.2 million for the three months ended March 31, 2022.
(3)	Includes purchase accounting adjustments of $13.2 million, net of tax, primarily comprised of loan discount accretion of $16.3 million for the three months ended March 31, 2021.
(4)	Includes purchase accounting adjustments of $4.2 million, net of tax, primarily comprised of loan discount accretion of $5.4 million for the three months ended December 31, 2021.

increase of $409.3 million or 2.5%. Linked quarter loans, excluding Warehouse Purchase Program and PPP loans, decreased $33.8 million from $16.671 billion at December 31, 2021.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At March 31, 2022, oil and gas loans totaled $445.9 million (net of discount and excluding PPP loans totaling $17.0 million) or 2.5% of total loans, of which $251.5 million were production loans and $194.4 million were servicing loans, compared with total oil and gas loans of $503.9 million (net of discount and excluding PPP loans totaling $142.6 million) or 2.6% of total loans at March 31, 2021 of which $289.4 million were production loans and $214.5 million were servicing loans. In addition, as of March 31, 2022, Prosperity had total unfunded commitments to oil and gas companies of $417.0 million compared with total unfunded commitments to oil and gas companies of $248.1 million as of March 31, 2021. Unfunded commitments to producers include letters of credit issued in lieu of oil well plugging bonds.

Additionally, Prosperity extends credit to hotels and restaurants. At March 31, 2022, loans to hotels totaled $392.0 million (excluding PPP loans totaling $512 thousand) or 2.2% of total loans, a decrease of $9.2 million or 2.3%, compared with $401.2 million (excluding PPP loans totaling $13.1 million) or 2.0% of total loans at March 31, 2021.  At March 31, 2022, loans to restaurants totaled $193.2 million (excluding PPP loans totaling $12.3 million) or 1.1% of total loans, a decrease of $15.5 million or 7.4%, compared with $208.7 million (excluding PPP loans totaling $125.2 million) or 1.1% of total loans at March 31, 2021.

Deposits at March 31, 2022 were $31.068 billion, an increase of $2.305 billion or 8.0%, compared with $28.763 billion at March 31, 2021. Linked quarter deposits increased $296.5 million or 1.0% (3.9% annualized) from $30.772 billion at December 31, 2021.

Asset Quality

Nonperforming assets totaled $27.2 million or 0.08% of quarterly average interest-earning assets at March 31, 2022, compared with $44.2 million or 0.15% of quarterly average interest-earning assets at March 31, 2021 and $28.1 million or 0.09% of quarterly average interest-earning assets at December 31, 2021.

The allowance for credit losses on loans and off-balance sheet credit exposures was $315.1 million at March 31, 2022 compared with $337.2 million at March 31, 2021 and $316.3 million at December 31, 2021.

The allowance for credit losses on loans was $285.2 million or 1.58% of total loans at March 31, 2022 compared with $307.2 million or 1.56% of total loans at March 31, 2021 and $286.4 million or 1.54% of total loans at December 31, 2021. Excluding Warehouse Purchase Program and PPP loans, the allowance for credit losses on loans to total loans was 1.71%(1) at March 31, 2022 compared with 1.89%(1) at March 31, 2021 and 1.72%(1) at December 31, 2021.

There was no provision for credit losses for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021.

Net charge-offs were $1.2 million for the three months ended March 31, 2022, compared with net charge-offs of $8.9 million for the three months ended March 31, 2021 and net charge-offs of $807 thousand for the three months ended December 31, 2021. During the first quarter of 2022, net charge-offs did not include any purchased credit deteriorated (“PCD”) loans and $553 thousand of specific reserves on resolved PCD loans was released to the general reserve.

Dividend

Prosperity Bancshares declared a first quarter cash dividend of $0.52 per share to be paid on July 1, 2022, to all shareholders of record as of June 15, 2022.

COVID-19 Pandemic

Prosperity continues to monitor the latest developments regarding COVID-19. As of March 31, 2022,  pandemic-related restrictions on all business and activities in the states of Texas and Oklahoma remained lifted. The COVID-19 pandemic has resulted in significant economic uncertainties that have had, and could continue to have, an adverse impact on Prosperity’s operating income, financial condition and cash flows.

Since the implementation of the Paycheck Protection Program in 2020, Prosperity has obtained SBA approvals on approximately 18,700 loans totaling $2.036 billion and, as of March 31, 2022, had an outstanding balance of 819 loans totaling $86.3 million.

Also, in response to the COVID-19 pandemic, Prosperity has provided relief to its loan customers through loan extensions and deferrals. Prosperity’s troubled debt restructurings do not include loan modifications related to COVID-19. Beginning in mid-March of 2020, Prosperity began offering deferral and modification of principal and/or interest payments to selected borrowers on a case-by-case basis. As of March 31, 2022, Prosperity had approximately $29.0 million in outstanding loans subject to deferral and modification agreements.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 27, 2022, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s first quarter 2022 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 4266827.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations, Webcasts & Calls” from the menu on the Investor Relations link and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of March 31, 2022, Prosperity Bancshares, Inc.® is a $38.271 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 272 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows.

These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; the effect, impact, potential duration or other implications of the COVID-19 pandemic; and weather. These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Garland	Palestine	Magnolia	Texas Tech Student Union
Bryan	Grapevine	Rusk	Magnolia Parkway
Bryan-29th Street	Grapevine Main	Seven Points	Mont Belvieu	Midland
Bryan-East	Kiest	Teague	Nederland	Wadley
Bryan-North	Lake Highlands	Tyler-Beckham	Needville	Wall Street
Caldwell	McKinney	Tyler-South Broadway	Rosenberg
College Station	McKinney Eldorado	Tyler-University	Shadow Creek	Odessa
Crescent Point	McKinney Redbud	Winnsboro	Spring	Grandview
Hearne	North Carrolton		Tomball	Grant
Huntsville	Park Cities	Houston Area	Waller	Kermit Highway
Madisonville	Plano	Houston	West Columbia	Parkway
Navasota	Plano-West	Aldine	Wharton
New Waverly	Preston Forest	Alief	Winnie	Other West Texas Area
Rock Prairie	Preston Parker	Bellaire	Wirt	Locations
Southwest Parkway	Preston Royal	Beltway		Big Spring
Tower Point	Red Oak	Clear Lake	South Texas Area -	Brownfield
Wellborn Road	Richardson	Copperfield	Corpus Christi	Brownwood
	Richardson-West	Cypress	Calallen	Cisco
Central Texas Area	Rosewood Court	Downtown	Carmel	Comanche
Austin	The Colony	Eastex	Northwest	Early
Allandale	Tollroad	Fairfield	Saratoga	Floydada
Cedar Park	Trinity Mills	First Colony	Timbergate	Gorman
Congress	Turtle Creek	Fry Road	Water Street	Levelland
Lakeway	West 15th Plano	Gessner		Littlefield
Liberty Hill	West Allen	Gladebrook	Victoria	Merkel
Northland	Westmoreland	Grand Parkway	Victoria Main	Plainview
Oak Hill	Wylie	Heights	Victoria-Navarro	San Angelo
Research Blvd		Highway 6 West	Victoria-North	Slaton
Westlake	Fort Worth	Little York	Victoria Salem	Snyder
	Haltom City	Medical Center
Other Central Texas Area	Hulen	Memorial Drive	Other South Texas Area	Oklahoma
Locations	Keller	Northside	Locations	Central Oklahoma Area
Bastrop	Museum Place	Pasadena	Alice	Oklahoma City
Canyon Lake	Renaissance Square	Pecan Grove	Aransas Pass	23rd Street
Dime Box	Roanoke	Pin Oak	Beeville	Expressway
Dripping Springs	Stockyards	River Oaks	Colony Creek	I-240
Elgin		Sugar Land	Cuero	Memorial
Flatonia	Other Dallas/Fort Worth Area	SW Medical Center	Edna
Georgetown	Locations	Tanglewood	Goliad	Other Central Oklahoma Area
Gruene	Arlington	The Plaza	Gonzales	Locations
Kingsland	Azle	Uptown	Hallettsville	Edmond
La Grange	Ennis	Waugh Drive	Kingsville	Norman
Lexington	Gainesville	Westheimer	Mathis
New Braunfels	Glen Rose	West University	Padre Island	Tulsa Area
Pleasanton	Granbury	Woodcreek	Palacios	Tulsa
Round Rock	Grand Prairie		Port Lavaca	Garnett
San Antonio	Jacksboro	Katy	Portland	Harvard
Schulenburg	Mesquite	Cinco Ranch	Rockport	Memorial
Seguin	Muenster	Katy-Spring Green	Sinton	Sheridan
Smithville	Runaway Bay		Taft	S. Harvard
Thorndale	Sanger	The Woodlands	Yoakum	Utica Tower
Weimar	Waxahachie	The Woodlands-College Park	Yorktown	Yale
	Weatherford	The Woodlands-I-45
Dallas/Fort Worth Area		The Woodlands-Research Forest	West Texas Area	Other Tulsa Area Locations
Dallas	East Texas Area		Abilene	Owasso
14th Street Plano	Athens	Other Houston Area	Antilley Road
Abrams Centre	Blooming Grove	Locations	Barrow Street
Addison	Canton	Angleton	Cypress Street
Allen	Carthage	Bay City	Judge Ely
Balch Springs	Corsicana	Beaumont	Mockingbird
Camp Wisdom	Crockett	Cleveland
Carrollton	Eustace	East Bernard	Lubbock
Cedar Hill	Gilmer	El Campo	4th Street
Coppell	Grapeland	Dayton	66th Street
East Plano	Gun Barrel City	Galveston	82nd Street
Euless	Jacksonville	Groves	86th Street
Frisco	Kerens	Hempstead	98th Street
Frisco Warren	Longview	Hitchcock	Avenue Q
Frisco-West	Mount Vernon	Liberty	North University

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Balance Sheet Data (at period end)
Loans held for sale	$2,810	$7,274	$10,197	$9,080	$20,991
Loans held for investment	16,720,173	16,833,171	16,949,486	17,147,146	17,345,506
Loans held for investment - Warehouse Purchase Program	1,344,541	1,775,699	1,998,049	2,095,559	2,272,389
Total loans	18,067,524	18,616,144	18,957,732	19,251,785	19,638,886

Investment securities(A)	14,798,127	12,818,901	12,629,368	11,918,691	10,088,002
Federal funds sold	274	241	237	281	8,986
Allowance for credit losses on loans	(285,163)	(286,380)	(287,187)	(302,884)	(307,210)
Cash and due from banks	1,560,321	2,547,739	1,055,386	1,059,879	1,947,235
Goodwill	3,231,636	3,231,636	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	59,064	61,684	64,539	67,417	70,304
Other real estate owned	1,705	622	150	144	462
Fixed assets, net	336,075	319,799	322,799	324,502	326,970
Other assets	501,623	523,584	537,459	548,473	553,147
Total assets	$38,271,186	$37,833,970	$36,512,119	$36,099,924	$35,558,418

Noninterest-bearing deposits	$10,776,652	$10,750,034	$10,326,489	$10,099,149	$9,820,445
Interest-bearing deposits	20,291,658	20,021,728	19,125,163	19,011,092	18,942,660
Total deposits	31,068,310	30,771,762	29,451,652	29,110,241	28,763,105
Securities sold under repurchase agreements	440,891	448,099	440,969	433,069	377,106
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	227,614	156,926	244,110	216,330	166,414
Total liabilities	31,766,762	31,406,734	30,166,678	29,789,587	29,336,572
Shareholders' equity(B)	6,504,424	6,427,236	6,345,441	6,310,337	6,221,846
Total liabilities and equity	$38,271,186	$37,833,970	$36,512,119	$36,099,924	$35,558,418

(A) Includes $2,115, $2,290, $2,483, $1,394 and $970 in unrealized gains on available for sale securities for the quarterly periods ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

(B) Includes $1,671, $1,809, $1,961, $1,101 and $766 in after-tax unrealized gains on available for sale securities for the quarterly periods ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Income Statement Data
Interest income:
Loans	$193,025	$206,209	$213,821	$216,803	$233,075
Securities(C)	55,011	46,857	46,217	43,708	38,677
Federal funds sold and other earning assets	847	563	302	340	351
Total interest income	248,883	253,629	260,340	260,851	272,103

Interest expense:
Deposits	8,754	8,685	11,578	15,288	17,362
Securities sold under repurchase agreements	185	184	195	164	159
Total interest expense	8,939	8,869	11,773	15,452	17,521
Net interest income	239,944	244,760	248,567	245,399	254,582
Provision for credit losses	—	—	—	—	—
Net interest income after provision for credit losses	239,944	244,760	248,567	245,399	254,582

Noninterest income:
Nonsufficient funds (NSF) fees	8,124	8,401	7,962	6,560	6,687
Credit card, debit card and ATM card income	8,179	8,894	8,837	8,918	8,031
Service charges on deposit accounts	6,211	6,237	6,115	6,062	5,978
Trust income	2,703	2,698	2,467	2,276	2,837
Mortgage income	455	685	1,396	2,914	3,307
Brokerage income	892	953	861	795	711
Bank owned life insurance income	1,283	1,317	1,325	1,294	1,292
Net gain (loss) on sale or write-down of assets	689	1,165	255	(244)	(79)
Other noninterest income	6,586	5,407	5,427	6,981	5,244
Total noninterest income	35,122	35,757	34,645	35,556	34,008

Noninterest expense:
Salaries and benefits	79,411	76,496	78,412	75,611	80,037
Net occupancy and equipment	7,848	8,140	8,165	8,046	7,833
Credit and debit card, data processing and software amortization	8,849	9,050	9,103	8,718	8,233
Regulatory assessments and FDIC insurance	2,850	2,801	2,497	2,670	2,670
Core deposit intangibles amortization	2,620	2,855	2,878	2,887	2,931
Depreciation	4,547	4,518	4,524	4,513	4,540
Communications	2,919	3,134	3,013	2,982	2,899
Other real estate expense	214	24	30	198	244
Net (gain) loss on sale or write-down of other real estate	(621)	2	4	(1,839)	(887)
Other noninterest expense	11,213	12,518	11,189	11,405	10,576
Total noninterest expense	119,850	119,538	119,815	115,191	119,076
Income before income taxes	155,216	160,979	163,397	165,764	169,514
Provision for income taxes	32,890	34,192	34,807	35,153	36,205
Net income available to common shareholders	$122,326	$126,787	$128,590	$130,611	$133,309

(C) Interest income on securities was reduced by net premium amortization of $12,857, $16,006, $15,141, $14,436 and $12,844 for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2022		Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

Profitability
Net income (D) (E)	$122,326		$126,787	$128,590	$130,611	$133,309

Basic earnings per share	$1.33		$1.38	$1.39	$1.41	$1.44
Diluted earnings per share	$1.33		$1.38	$1.39	$1.41	$1.44

Return on average assets (F)	1.29%		1.37%	1.42%	1.45%	1.54%
Return on average common equity (F)	7.54%		7.91%	8.07%	8.31%	8.60%
Return on average tangible common equity (F) (G)	15.30%		16.26%	16.72%	17.49%	18.43%
Tax equivalent net interest margin (D) (E) (H)	2.88%		2.97%	3.10%	3.11%	3.41%
Efficiency ratio (G) (I)	43.68%		42.79%	42.34%	40.96%	41.25%

Liquidity and Capital Ratios
Equity to assets	17.00%		16.99%	17.38%	17.48%	17.50%
Common equity tier 1 capital	15.32%	(J)	15.10%	14.84%	15.26%	14.60%
Tier 1 risk-based capital	15.32%	(J)	15.10%	14.84%	15.26%	14.60%
Total risk-based capital	15.99%	(J)	15.45%	15.20%	15.71%	15.07%
Tier 1 leverage capital	9.44%	(J)	9.62%	9.55%	9.50%	9.68%
Period end tangible equity to period end tangible assets (G)	9.19%		9.07%	9.18%	9.18%	9.05%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	92,161		92,162	92,683	92,935	92,854
Diluted	92,161		92,162	92,683	92,935	92,854
Period end shares outstanding	92,160		92,170	92,160	92,935	92,929
Cash dividends paid per common share	$0.52		$0.52	$0.49	$0.49	$0.49
Book value per common share	$70.58		$69.73	$68.85	$67.90	$66.95
Tangible book value per common share (G)	$34.87		$34.00	$33.09	$32.40	$31.42

Common Stock Market Price
High	$80.46		$78.67	$72.97	$78.06	$83.02
Low	$69.08		$68.53	$64.40	$69.83	$66.45
Period end closing price	$69.38		$72.35	$71.13	$71.80	$76.16
Employees – FTE (excluding overtime)	3,595		3,704	3,625	3,724	3,724
Number of banking centers	272		273	273	274	275

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Loan discount accretion
ASC 310-20	$4,674	$4,635	$3,761	$9,731	$13,313
ASC 310-30	$521	$731	$1,618	$2,462	$3,027
Securities net amortization	$52	$139	$136	$171	$111
Time deposits amortization	$100	$127	$201	$327	$507

(E) Using effective tax rate of 21.2%, 21.2%, 21.3%, 21.2% and 21.4% for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J)  Beginning on January 1, 2022, the cumulative amount of the current expected credit loss (“CECL”) transition adjustments will be phased in over a three-year transition period.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2022				Dec 31, 2021				Mar 31, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(K)
Interest-earning assets:
Loans held for sale	$4,611	$40	3.52%		$8,794	$71	3.20%		$33,327	$238	2.90%
Loans held for investment	16,712,690	183,033	4.44%		16,830,163	192,200	4.53%		17,279,066	213,978	5.02%
Loans held for investment - Warehouse Purchase Program	1,268,715	9,952	3.18%		1,772,971	13,938	3.12%		2,369,601	18,859	3.23%
Total Loans	17,986,016	193,025	4.35%		18,611,928	206,209	4.40%		19,681,994	233,075	4.80%
Investment securities	13,772,974	55,011	1.62%	(L)	12,751,857	46,857	1.46%	(L)	9,148,841	38,677	1.71%	(L)
Federal funds sold and other earning assets	2,135,503	847	0.16%		1,393,859	563	0.16%		1,506,645	351	0.09%
Total interest-earning assets	33,894,493	248,883	2.98%		32,757,644	253,629	3.07%		30,337,480	272,103	3.64%
Allowance for credit losses on loans	(285,692)				(287,191)				(315,590)
Noninterest-earning assets	4,458,669				4,476,582				4,522,470
Total assets	$38,067,470				$36,947,035				$34,544,360

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,775,114	$2,452	0.15%		$6,196,283	$2,187	0.14%		$6,112,469	$5,943	0.39%
Savings and money market deposits	10,870,461	4,026	0.15%		10,286,650	3,817	0.15%		9,420,064	5,753	0.25%
Certificates and other time deposits	2,637,529	2,276	0.35%		2,766,123	2,681	0.38%		3,031,621	5,666	0.76%
Securities sold under repurchase agreements	452,054	185	0.17%		432,981	184	0.17%		376,662	159	0.17%
Total interest-bearing liabilities	20,735,158	8,939	0.17%	(M)	19,682,037	8,869	0.18%	(M)	18,940,816	17,521	0.38%	(M)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,636,624				10,587,441				9,206,791
Allowance for credit losses on off-balance sheet credit exposures	29,947				29,947				29,947
Other liabilities	176,360				234,746				169,138
Total liabilities	31,578,089				30,534,171				28,346,692
Shareholders' equity	6,489,381				6,412,864				6,197,668
Total liabilities and shareholders' equity	$38,067,470				$36,947,035				$34,544,360

Net interest income and margin		$239,944	2.87%			$244,760	2.96%			$254,582	3.40%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		472				457				635
Net interest income and margin (tax equivalent basis)		$240,416	2.88%			$245,217	2.97%			$255,217	3.41%

(K) Annualized and based on an actual 365-day basis.

(L) Yield on securities was impacted by net premium amortization of $12,857, $16,006 and $12,844 for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

(M) Total cost of funds, including noninterest bearing deposits, was 0.12%, 0.12% and 0.25% for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
YIELD TREND (N)

Interest-Earning Assets:
Loans held for sale	3.52%	3.20%	3.08%	3.19%	2.90%
Loans held for investment	4.44%	4.53%	4.62%	4.65%	5.02%
Loans held for investment - Warehouse Purchase Program	3.18%	3.12%	3.18%	3.21%	3.23%
Total loans	4.35%	4.40%	4.48%	4.50%	4.80%
Investment securities (O)	1.62%	1.46%	1.50%	1.57%	1.71%
Federal funds sold and other earning assets	0.16%	0.16%	0.16%	0.11%	0.09%
Total interest-earning assets	2.98%	3.07%	3.24%	3.30%	3.64%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.15%	0.14%	0.24%	0.35%	0.39%
Savings and money market deposits	0.15%	0.15%	0.18%	0.22%	0.25%
Certificates and other time deposits	0.35%	0.38%	0.47%	0.58%	0.76%
Securities sold under repurchase agreements	0.17%	0.17%	0.17%	0.17%	0.17%
Total interest-bearing liabilities	0.17%	0.18%	0.24%	0.32%	0.38%

Net Interest Margin	2.87%	2.96%	3.09%	3.10%	3.40%
Net Interest Margin (tax equivalent)	2.88%	2.97%	3.10%	3.11%	3.41%

(N) Annualized and based on average balances on an actual 365-day basis.

(O) Yield on securities was impacted by net premium amortization of $12,857, $16,006, $15,141, $14,436 and $12,844 for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Balance Sheet Averages
Loans held for sale	$4,611	$8,794	$11,714	$13,716	$33,327
Loans held for investment	16,712,690	16,830,163	17,102,998	17,305,259	17,279,066
Loans held for investment - Warehouse Purchase Program	1,268,715	1,772,971	1,836,252	1,984,305	2,369,601
Total Loans	17,986,016	18,611,928	18,950,964	19,303,280	19,681,994

Investment securities	13,772,974	12,751,857	12,184,964	11,180,948	9,148,841
Federal funds sold and other earning assets	2,135,503	1,393,859	734,787	1,221,993	1,506,645
Total interest-earning assets	33,894,493	32,757,644	31,870,715	31,706,221	30,337,480
Allowance for credit losses on loans	(285,692)	(287,191)	(301,011)	(306,059)	(315,590)
Cash and due from banks	326,552	329,406	570,765	521,737	308,787
Goodwill	3,231,637	3,231,637	3,231,637	3,231,637	3,233,231
Core deposit intangibles, net	60,346	63,091	65,955	68,830	71,763
Other real estate	1,893	321	279	3,001	6,385
Fixed assets, net	327,297	321,524	323,584	326,570	326,004
Other assets	510,944	530,603	536,745	544,085	576,300
Total assets	$38,067,470	$36,947,035	$36,298,669	$36,096,022	$34,544,360

Noninterest-bearing deposits	$10,636,624	$10,587,441	$10,286,062	$10,062,085	$9,206,791
Interest-bearing demand deposits	6,775,114	6,196,283	6,089,678	6,281,068	6,112,469
Savings and money market deposits	10,870,461	10,286,650	9,944,664	9,872,624	9,420,064
Certificates and other time deposits	2,637,529	2,766,123	2,897,123	2,980,186	3,031,621
Total deposits	30,919,728	29,836,497	29,217,527	29,195,963	27,770,945
Securities sold under repurchase agreements	452,054	432,981	448,338	383,975	376,662
Allowance for credit losses on off-balance sheet credit exposures	29,947	29,947	29,947	29,947	29,947
Other liabilities	176,360	234,746	229,502	198,748	169,138
Shareholders' equity	6,489,381	6,412,864	6,373,355	6,287,389	6,197,668
Total liabilities and equity	$38,067,470	$36,947,035	$36,298,669	$36,096,022	$34,544,360

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021
Period End Balances

Loan Portfolio
Commercial and industrial	$2,007,783	11.1%	$2,050,631	11.0%	$1,841,899	9.7%	$2,021,951	10.5%	$2,104,116	10.7%
Warehouse purchase program	1,344,541	7.4%	1,775,699	9.5%	1,998,049	10.6%	2,095,559	10.9%	2,272,389	11.6%
Construction, land development and other land loans	2,327,837	12.9%	2,299,715	12.4%	2,269,417	12.0%	2,147,474	11.2%	2,031,355	10.4%
1-4 family residential	4,970,620	27.5%	4,860,419	26.1%	4,709,468	24.8%	4,531,589	23.5%	4,310,437	21.9%
Home equity	870,130	4.8%	808,289	4.4%	746,426	3.9%	637,431	3.3%	554,278	2.8%
Commercial real estate (includes multi-family residential)	5,150,555	28.5%	5,251,368	28.2%	5,550,841	29.3%	5,681,184	29.5%	5,858,475	29.8%
Agriculture (includes farmland)	617,418	3.4%	620,338	3.3%	631,497	3.3%	590,135	3.1%	571,783	2.9%
Consumer and other	246,433	1.4%	288,496	1.6%	274,980	1.5%	264,652	1.4%	293,023	1.5%
Energy	445,949	2.5%	491,305	2.6%	569,314	3.0%	501,821	2.6%	503,947	2.6%
Paycheck Protection Program	86,258	0.5%	169,884	0.9%	365,841	1.9%	779,989	4.0%	1,139,083	5.8%
Total loans	$18,067,524		$18,616,144		$18,957,732		$19,251,785		$19,638,886

Deposit Types
Noninterest-bearing DDA	$10,776,652	34.7%	$10,750,034	34.9%	$10,326,489	35.0%	$10,099,149	34.7%	$9,820,445	34.1%
Interest-bearing DDA	6,603,934	21.2%	6,741,092	21.9%	6,088,923	20.7%	6,185,115	21.2%	6,158,641	21.4%
Money market	7,603,329	24.5%	7,178,904	23.3%	6,864,664	23.3%	6,706,252	23.0%	6,714,889	23.4%
Savings	3,543,300	11.4%	3,401,727	11.1%	3,293,850	11.2%	3,160,606	10.9%	3,083,447	10.7%
Certificates and other time deposits	2,541,095	8.2%	2,700,005	8.8%	2,877,726	9.8%	2,959,119	10.2%	2,985,683	10.4%
Total deposits	$31,068,310		$30,771,762		$29,451,652		$29,110,241		$28,763,105

Loan to Deposit Ratio	58.2%		60.5%		64.4%		66.1%		68.3%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021

Single family residential construction	$816,072	35.0%	$728,393	31.7%	$659,248	29.0%	$624,954	29.1%	$590,223	29.1%
Land development	103,853	4.5%	99,099	4.3%	92,623	4.1%	97,709	4.6%	97,267	4.8%
Raw land	310,987	13.4%	322,673	14.0%	315,803	13.9%	245,484	11.4%	243,394	12.0%
Residential lots	212,029	9.1%	206,978	9.0%	195,201	8.6%	165,645	7.7%	176,884	8.6%
Commercial lots	183,760	7.9%	184,901	8.0%	169,189	7.5%	153,714	7.2%	137,512	6.8%
Commercial construction and other	701,148	30.1%	757,687	33.0%	837,436	36.9%	860,069	40.0%	786,192	38.7%
Net unaccreted discount	(12)		(16)		(83)		(101)		(117)
Total construction loans	$2,327,837		$2,299,715		$2,269,417		$2,147,474		$2,031,355

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2022

	Houston	Dallas	Austin	OK City	Tulsa	Other (P)	Total
Collateral Type
Shopping center/retail	$326,121	$279,776	$45,751	$16,548	$28,018	$271,861	$968,075
Commercial and industrial buildings	158,618	78,634	17,496	22,983	17,583	162,506	457,820
Office buildings	121,213	376,630	42,520	70,277	4,648	70,284	685,572
Medical buildings	108,561	18,452	2,570	19,882	41,190	69,449	260,104
Apartment buildings	153,768	88,583	10,989	14,937	35,603	173,764	477,644
Hotel	85,057	70,170	44,833	28,538	—	141,223	369,821
Other	77,727	69,152	26,433	7,649	2,755	71,389	255,105
Total	$1,031,065	$981,397	$190,592	$180,814	$129,797	$960,476	$3,474,141	(Q)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Dec 31, 2021	Balance at Mar 31, 2022	Balance at Acquisition Date	Balance at Dec 31, 2021	Balance at Mar 31, 2022	Balance at Acquisition Date		Balance at Dec 31, 2021	Balance at Mar 31, 2022
Loan marks:
Acquired banks (R)	$345,599	$8,143	$3,469	$320,052	$4,838	$4,317	$665,651		$12,981	$7,786

Acquired portfolio loan balances:
Acquired banks (R)	12,286,159	2,094,039	1,868,511	689,573	83,909	72,992	12,975,732	(S)	2,177,948	1,941,503

Acquired portfolio loan balances less loan marks	$11,940,560	$2,085,896	$1,865,042	$369,521	$79,071	$68,675	$12,310,081		$2,164,967	$1,933,717

(P) Includes other MSA and non-MSA regions.

(Q) Represents a portion of total commercial real estate loans of $5.151 billion as of March 31, 2022.

(R) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(S) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Asset Quality
Nonaccrual loans	$21,765	$26,269	$35,035	$32,880	$43,025
Accruing loans 90 or more days past due	3,695	887	1,038	330	313
Total nonperforming loans	25,460	27,156	36,073	33,210	43,338
Repossessed assets	19	310	326	310	362
Other real estate	1,705	622	150	144	462
Total nonperforming assets	$27,184	$28,088	$36,549	$33,664	$44,162

Nonperforming assets:
Commercial and industrial (includes energy)	$4,403	$6,150	$8,199	$8,613	$11,290
Construction, land development and other land loans	1,761	1,841	803	1,423	1,692
1-4 family residential (includes home equity)	11,899	11,990	11,117	11,681	11,920
Commercial real estate (includes multi-family residential)	7,685	7,276	15,691	11,266	16,896
Agriculture (includes farmland)	1,402	816	643	661	803
Consumer and other	34	15	96	20	1,561
Total	$27,184	$28,088	$36,549	$33,664	$44,162
Number of loans/properties	147	157	155	152	167
Allowance for credit losses on loans	$285,163	$286,380	$287,187	$302,884	$307,210

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$14	$177	$3,763	$3,529	$1,584
Construction, land development and other land loans	430	(162)	(4)	(105)	(5)
1-4 family residential (includes home equity)	87	(72)	66	(6)	47
Commercial real estate (includes multi-family residential)	(366)	(10)	11,180	517	6,589
Agriculture (includes farmland)	(103)	(102)	(63)	(9)	33
Consumer and other	1,155	976	755	400	610
Total	$1,217	$807	$15,697	$4,326	$8,858

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.08%	0.09%	0.11%	0.11%	0.15%
Nonperforming assets to loans and other real estate	0.15%	0.15%	0.19%	0.17%	0.22%
Net charge-offs to average loans (annualized)	0.03%	0.02%	0.33%	0.09%	0.18%
Allowance for credit losses on loans to total loans	1.58%	1.54%	1.51%	1.57%	1.56%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans and Paycheck Protection Program loans (G)	1.71%	1.72%	1.73%	1.85%	1.89%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and PPP loans; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses on loans to total loans (excluding Warehouse Purchase Program loans and PPP loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended
	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$122,326	$126,787	$128,590	$130,611	$133,309
Average shareholders' equity	$6,489,381	$6,412,864	$6,373,355	$6,287,389	$6,197,668
Less: Average goodwill and other intangible assets	(3,291,983)	(3,294,728)	(3,297,592)	(3,300,467)	(3,304,994)
Average tangible shareholders’ equity	$3,197,398	$3,118,136	$3,075,763	$2,986,922	$2,892,674
Return on average tangible common equity (F)	15.30%	16.26%	16.72%	17.49%	18.43%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$6,504,424	$6,427,236	$6,345,441	$6,310,337	$6,221,846
Less: Goodwill and other intangible assets	(3,290,700)	(3,293,320)	(3,296,175)	(3,299,053)	(3,301,940)
Tangible shareholders’ equity	$3,213,724	$3,133,916	$3,049,266	$3,011,284	$2,919,906

Period end shares outstanding	92,160	92,170	92,160	92,935	92,929
Tangible book value per share	$34.87	$34.00	$33.09	$32.40	$31.42

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,213,724	$3,133,916	$3,049,266	$3,011,284	$2,919,906
Total assets	$38,271,186	$37,833,970	$36,512,119	$36,099,924	$35,558,418
Less: Goodwill and other intangible assets	(3,290,700)	(3,293,320)	(3,296,175)	(3,299,053)	(3,301,940)
Tangible assets	$34,980,486	$34,540,650	$33,215,944	$32,800,871	$32,256,478
Period end tangible equity to period end tangible assets ratio	9.19%	9.07%	9.18%	9.18%	9.05%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans:
Allowance for credit losses on loans	$285,163	$286,380	$287,187	$302,884	$307,210
Total loans	$18,067,524	$18,616,144	$18,957,732	$19,251,785	$19,638,886
Less: Warehouse Purchase Program loans	(1,344,541)	(1,775,699)	(1,998,049)	(2,095,559)	(2,272,389)
Less: Paycheck Protection Program loans	(86,258)	(169,884)	(365,841)	(779,989)	(1,139,083)
Total loans less Warehouse Purchase Program and Paycheck Protection Program loans	$16,636,725	$16,670,561	$16,593,842	$16,376,237	$16,227,414
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program and Paycheck Protection Program loans	1.71%	1.72%	1.73%	1.85%	1.89%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$119,850	$119,538	$119,815	$115,191	$119,076

Net interest income	$239,944	$244,760	$248,567	$245,399	$254,582
Noninterest income	35,122	35,757	34,645	35,556	34,008
Less: net gain (loss) on sale or write down of assets	689	1,165	255	(244)	(79)
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	34,433	34,592	34,390	35,800	34,087
Total income excluding net gains and losses on the sale or write down of assets and securities	$274,377	$279,352	$282,957	$281,199	$288,669
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	43.68%	42.79%	42.34%	40.96%	41.25%